UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 4, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 4, 2007, IA Global, Inc. entered into a binding term sheet agreement to acquire 100% of the outsourcing business division of LINCMEDIA, Inc., a Tokyo, Japan based company.

Established in Tokyo in 1998, the IT Outsourcing division provides large-scale personnel outsourcing services, particularly Help Desk Engineers, Systems Administrators, and Network Engineers on long- and short-term project-based contracts to an extensive client base that includes a number of large multinational companies. The division’s outsourcing services also support new businesses entering the market and those facing the challenges of rapid expansion.

The outsourcing business division being acquired by IA Global is forecasting revenues of $4.6 million in 2007/8 and $5.6 million in 2008/9, and is currently forecasting substantial net profits on those revenues. In addition, the acquisition will provide IA Global companies, including Global Hotline’s call centers and its recent investments in Slate Consulting and GPlus Media, with the resources and expertise required to support and expand their business, and is a vital part of our growth strategy in Japan and Asia. The acquisition is based on a combination of equity and debt financing. IA Global expects to complete definitive acquisition agreements by September 30, 2007.

The transaction is structured as a share exchange in which IA Global will issue approximately 5.4 million shares of its common stock plus notes of $2.1 million in exchange for 100% of LINCMEDIA’s outsourcing business division. The parties agreed to value the transaction at approximately $4.25 million or IA Global’s common stock at $0.38 per share, which was the average closing market price during the period of negotiations.

The Binding Term Sheet is filed hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Press Release announcing the transaction is filed hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Binding Term Sheet, dated September 4, 2007 between IA Global, Inc. and Linc Media, Inc.

99.1	Press Release, dated September 6, 2007 which announced the signing of a binding term sheet to acquire the Outsourcing Business Division of Linc Media, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: September 6, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer